UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: November 3, 2006

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 3, 2006, the Company announced that Richard M. Smith had been selected to serve on the Company’s Board of Directors.

Mr. Smith, 60, is chairman and editor-in-chief of Newsweek. Prior to becoming chairman in March 1998, he served as President from 1991 until 1998. Mr. Smith was Chairman of the Magazine Publishers of America (MPA) from 1996 to 1997 and the founding chairman of the MPA's New Media Committee. He is also a former board member of the American Society of Magazine Editors. Mr. Smith received a B.A. degree from Albion College and received his M.S. in journalism from Columbia in 1970.

Mr. Smith has no family relationship with any of the members of our board of directors or any of our executive officers, and there is no arrangement or understanding with any person pursuant to which he was selected as a director. Mr. Smith is expected to serve on the Audit Committee and the Nominating and Governance Committee of the Board. Mr. Smith is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

With the election of Mr. Smith, Temple-Inland's Board consists of 13 members. The membership of all committees of the Board consists entirely of independent directors.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.

Date: November 6, 2006	By:	/s/ Doyle R. Simons

Name: Doyle R. Simons

Title:	Executive Vice President

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